Exhibit (11)      Statement Re: Computation of Earnings Per Share
                  (Amounts in thousands, except per share data)




                                                     Three Months Ended March 31
                                                         1998          1999
                                                     -----------   -------------
Basic:
Weighted average shares outstanding                       51,215      53,047
                                                        ========    ========

Income (loss) before income taxes, minority
     interest and accounting change                     $ 12,580    $ (1,888)
Deduct (add) income taxes                                  3,774        (643)
Add minority interest                                        (37)        (33)
Deduct cumulative effect of accounting change,
      net of tax                                            --        14,065
                                                        --------    --------
Net income (loss)                                       $  8,843    $(15,277)
                                                        ========    ========

Per share amount                                        $   0.17    $  (0.29)
                                                        ========    ========

Diluted:
Weighted average shares outstanding                       51,215      53,047
Net effect of dilutive stock options and
       warrants - based  on the treasury stock method
       using average market price                          2,220        --
                                                        --------    --------
Total weighted average shares outstanding                 53,435      53,047
                                                        ========    ========

Income (loss) before income taxes, minority
     interest and accounting change                     $ 12,580    $ (1,888)
Deduct (add) income taxes                                  3,774        (643)
Add minority interest                                        (37)        (33)
Deduct cumulative effect of accounting change,
      net of tax                                            --        14,065
                                                        --------    --------
Net income (loss)                                       $  8,843    $(15,277)
                                                        ========    ========

Per share amount                                        $   0.17    $  (0.29)
                                                        ========    ========